Exhibit 10.1

SECOND AMENDMENT TO BUSINESS LOAN AGREEMENT

THIS SECOND AMENDMENT TO BUSINESS LOAN AGREEMENT, dated as of June 30, 2008 (this "Amendment"), is between ADVANCED PHOTONIX, INC., a Delaware corporation (the "Borrower") and FIFTH THIRD BANK (the "Bank").

RECITAL

The Borrower and the Bank are parties to a Business Loan Agreement dated as of March 6, 2007, as amended by a First Amendment to Business Loan Agreement dated as of November 13, 2007 (the "Loan Agreement"). The Borrower and the Bank desire to amend the Loan Agreement on the terms set forth herein.

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties hereby agree as follows:

ARTICLE I. AMENDMENTS TO LOAN AGREEMENT.

The Loan Agreement shall be amended as follows:

1.1 Section I shall be amended and restated in its entirety to read as follows:

A. Revolving Line of Credit to the Borrower in aggregate principal amount up to TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) expiring October 1, 2008, upon the terms and conditions herein set forth.

1.2 Section 5.1 shall be amended (i) by deleting the reference therein to "THREE MILLION AND 00/100 ($3,000,000)" and inserting "TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 ($2,500,000)" in place thereof and (ii) by amending and restating clause b. therein to read as follows:

“b. 25% of Borrower’s and each Guarantor’s Eligible Inventory constituting finished goods or raw material at that time, not to exceed $500,000.”

1.3 Section 6.1A. shall be amended and restated in its entirety to read as follows:

6.1A. Internally prepared consolidated financial statements for the Borrower and its Subsidiaries monthly, within 30 days after the end of each month, together with a comparison of such statements to forecasts.

1.4 Section 6.11 shall be amended by deleting the reference to “$1,500,000” and inserting “$500,000” in place thereof.

1.5 Section 7.1 shall be amended and restated in its entirety to read as follows:

7.1 Permit the Debt Service Coverage Ratio at the end of any fiscal quarter, to be less than 1.2 to 1.0, commencing with the fiscal quarter ending June 30, 2008 and calculated (i) as of June 30, 2008 for such fiscal quarter, and (ii) as of September 30, 2008 for the two consecutive fiscal quarters then ending.

1.6 The definitions of “Debt Service Coverage Ratio” and “EBITDA” set forth in Article XI. shall be amended and restated in their entirety to read as follows:

“Debt Service Coverage Ratio” shall mean, for any period, the ratio of (a) the sum of (i) EBITDA for such period, plus any non-cash expenses for stock options, stock grants or warrants vesting during such period, plus (iii) any expenses associated with the convertible note discounts during such period, plus (iv) with respect to any calculation of this ratio during fiscal year 2007, any expenses related to the moving costs of the wafer consolidation, not to exceed $500,000, to (b) the sum of (i) all principal payments paid during such period on any Indebtedness plus (ii) all interest paid or payable during such period on any Indebtedness and any other interest expense during such period, all calculated on a consolidated basis for the Borrower and its Subsidiaries in accordance with generally accepted accounting principles.

“EBITDA” shall mean, for any period, the sum of (a) net income plus (b) all amounts deducted in determining such net income on account of (i) interest paid or payable during such period, (ii) taxes based on or measured by income, (iii) depreciation and amortization expense, and (iv) goodwill and intangibles impairments, all calculated on a combined basis for the Borrower and its Subsidiaries in accordance with generally accepted accounting principles.

ARTICLE II. WAIVER

2.1 The Borrower has informed the Bank that an Event of Default has occurred under the Loan Agreement due to the breach of Section 7.1 of the Loan Agreement as of the fiscal quarter ending March 31, 2008 (the "Existing Default"), and the Borrower has requested that the Bank waive the Existing Default, subject to the terms and conditions set forth herein. Pursuant to such request and subject to the other conditions described in this Amendment, the Bank hereby waives the Existing Default and any Event of Default caused by a breach of Section 7.1 for the period indicated above, but not at any time thereafter.

2.2 The Borrower acknowledges and agrees that the waiver contained herein is a limited waiver, limited to the specific one time waiver described above. Such limited waiver (a) shall not waive any other term, covenant or agreement of the Loan Agreement or any other Loan Document, (b) shall not be deemed to be a waiver, or consent to any modification or amendment, of any other term, covenant or agreement of the Loan Agreement or any other Loan Document, and (c) shall not be deemed to prejudice any present or future right or rights which the Bank now has or may have thereunder. Additionally, this limited waiver shall not be deemed to waive any Event of Default, whether now existing or hereafter existing, whether known, unknown or otherwise, except as specifically set forth herein.

ARTICLE III. REPRESENTATIONS.

The Borrower represents and warrants to the Bank that:

3.1 The execution, delivery and performance of this Amendment and the new Note delivered pursuant to Article IV are within its powers, have been duly authorized and are not in contravention with any law, or the terms of its articles of incorporation or organization, or by-laws or operating agreement, or any undertaking to which it is a party or by which it is bound.

3.2 The Amendment is, and the new Note when executed and delivered will be, valid and binding in accordance with their respective terms.

3.3 After giving effect to the amendments herein contained, the representations and warranties contained in the Loan Agreement and the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof and, other than the Existing Default, no Event of Default or Default has occurred and is continuing.

ARTICLE IV. CONDITIONS PRECEDENT.

This Amendment shall not become effective until each of the following conditions are satisfied:

4.1 This Amendment shall be signed by the Borrower and the Bank and the Consent and Agreement at the end hereof shall be signed by each Guarantor.

4.2 The Borrower shall have executed and delivered a new Note to the Bank, in form and substance satisfactory to the Bank.

4.3 The Borrower shall have paid an amendment fee to the Bank in the amount of $7,500 and all other fees and expenses described in Section 5.1 below.

4.4 The Bank shall have received an appraisal of all machinery and equipment of the Borrower [and the Guarantors], which appraisal shall be in form and substance satisfactory to the Bank.

4.5 The Borrower shall have delivered such other certificates or agreements reasonably requested by the Bank in connection herewith.

ARTICLE V. MISCELLANEOUS.

5.1 The Borrower agrees to pay and to save the Bank harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Bank in connection with preparing this Amendment and the related documents and all equipment appraisal fees.

5.2 The Borrower acknowledges and agrees that the Bank has fully performed all of its obligations under all documents executed in connection with the Loan Agreement and all actions taken by the Bank are reasonable and appropriate under the circumstances and within its rights under the Loan Agreement and all other documents executed in connection therewith and otherwise available. The Borrower represents and warrants that it is not aware of any claims or causes of action against the Bank.

5.3 Except as expressly amended hereby, the Borrower agrees that the Loan Agreement, the other Loan Documents and all other documents and agreements executed by it in connection with the Loan Agreement in favor of the Bank are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

5.4 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and telecopied signatures shall be enforceable as originals.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the day and year first above written.

ADVANCED PHOTONIX, INC.

By:	/s/ Richard D. Kurtz
Richard D. Kurtz
Its: Chief Executive Officer

FIFTH THIRD BANK

By:	/s/ J. Matthew Lowman
J. Matthew Lowman
Its: Vice President